Exhibit 10.1
AMENDMENT AGREEMENT
This AMENDMENT AGREEMENT (the “Agreement”) is dated as of this 23 day of June, 2011, by and among PENNICHUCK CORPORATION, a New Hampshire corporation with a principal place of business at 25 Manchester Street, Merrimack, New Hampshire 03054 (“PC” or the “Borrower”) and BANK OF AMERICA, N.A. (successor by merger to FLEET NATIONAL BANK), a national bank organized under the laws of the United States with a place of business at 1155 Elm Street, Manchester, New Hampshire 03101 (the “Bank”).
W I T N E S S E T H
WHEREAS, pursuant to the terms of a certain Loan Agreement between the Borrower and the Bank dated March 22, 2005, as amended (the “Loan Agreement”) and certain loan documents referenced therein or contemplated thereby (collectively the “Loan Documents”), the Bank has made a certain $12,000,000 line of credit loan to the Borrower (the
“Primary Line of Credit”) and a certain $4,000,000 line of credit loan to the Borrower (the “Secondary Line of Credit”). Any capitalized term used herein which is not defined herein shall have the meaning given to such term in the Loan Agreement; and
WHEREAS, the Borrower has requested and the Bank has agreed to, among other things, (i) extend the maturity date of the Primary Line of Credit; (ii) reflect that the Secondary Line of Credit; has been terminated; and (iii) amend the Loan Documents in certain other respects.
NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements therein contained, the receipt and adequacy of which are hereby acknowledged, the parties covenant, stipulate, and agree as follows:
1. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Bank as follows:
(a) The representations, warranties and covenants of the Borrower made in the Loan Documents, as each may hereinafter be amended or modified, remain true and accurate and are hereby reaffirmed as of the date hereof.
(b) The Borrower has performed, in all material respects, all obligations to be performed by it to date under the Loan Documents, as each may hereinafter be amended or modified, and no event of default exists thereunder.
(c) The Borrower is a corporation duly organized, qualified, and existing in good standing under the laws of the State of New Hampshire and in all other jurisdictions in which the character of the property owned or the nature of the existing business conducted by such Borrower or Guarantor require its qualification as a foreign corporation.

(d) The execution, delivery, and performance of this Agreement and the documents relating hereto (the “Amendment Documents”) are within the power of the Borrower and are not in contravention of law, the Borrower’s Articles of Incorporation, By-Laws, or the terms of any other documents, agreements, or undertaking to which the Borrower is a party or by which the Borrower is bound. No approval of any person, corporation, governmental body, or other entity not provided herewith is a prerequisite to the execution, delivery, and performance by the Borrower or any of the documents submitted to the Bank in connection with the Amendment Documents to ensure the validity or enforceability thereof, or upon execution by the Bank to ensure the validity or enforceability thereof.
(e) When executed on behalf of the Borrower, the Amendment Documents will constitute a legally binding obligation of the Borrower, enforceable in accordance with their terms; provided, that the enforceability of any provisions in the Amendment Documents, or of any rights granted to the Bank pursuant thereto may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and that the right of the Bank to specifically enforce any provisions of the Amendment Documents is subject to general principles of equity.
2. Amendment To Loan Agreement. The Loan Agreement shall be amended as follows:
(a) Section 2.5 of Article II of the Loan Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following: “The Primary Line of Credit shall mature on February 28, 2012.”
(b) Article II-A of the Loan Agreement is hereby generally amended to reflect that the Secondary Line of Credit is hereby terminated.
(c) The terms and conditions of the Loan Agreement, as amended hereby, are hereby ratified and confirmed.
3. Amendment to Primary Line of Credit Note. The Revolving Credit Promissory Note dated August 31, 2006, as amended, made payable by the Borrower to the Bank in the principal amount of Twelve Million Dollars ($12,000,000) (the “Primary Line of Credit Note”) is hereby amended as follows:
(a) The maturity date appearing in the last sentence of the third paragraph of the Primary Line of Credit Note is hereby extended from June 30, 2011 to February 28, 2012.
(b) This Agreement shall constitute an allonge to the Primary Line of Credit Note.
(c) The terms and conditions of the Primary Line of Credit Note, as amended hereby, are ratified and confirmed.
4. Ratification of Pledge Agreement. Reference is hereby made to that certain Pledge Agreement dated August 31, 2006, as amended, from the Borrower to the Bank (the “Pledge Agreement”). The Borrower hereby pledges and confirms unto the Bank its pledge of the Pledged Collateral as defined in the Pledge Agreement to secure the Secured Obligations, as defined in the Pledge Agreement. The Borrower hereby ratifies and confirms the terms and conditions of the Pledge Agreement, as amended hereby.

5. Release of the Guaranty Agreement. Reference is hereby made to the Guaranty Agreement dated March 22, 2005, as amended, from Pennichuck Water Works, Inc. to the Bank (the “Guaranty Agreement”). Upon the termination of the Secondary Line of Credit, the Guaranty Agreement is hereby released by the Bank. The Bank hereby expressly acknowledges that the obligations under the Primary Line of Credit Note and the Primary Line of Credit are hereby expressly excluded from the definition of the Guaranteed Obligations under such Guaranty Agreement.
6. Conditions Precedent. The obligations of the Bank hereunder are subject to fulfillment of the following conditions precedent:
(a) The Borrower shall execute and deliver to the Bank this Agreement and the Amendment Documents.
(b) The Bank shall have received (i) certified copies of instruments evidencing all corporate action taken by the Borrower to authorize the execution and delivery of this Agreement and the Amendment Documents and (ii) such other documents, legal opinions, papers and information as the Bank shall reasonably require including all items listed on the Closing Agenda attached hereto as Exhibit A.
(c) The Borrower shall pay the Bank a fee of $15,000 at or prior to closing.
7. Future References. All references to the Loan Documents shall hereafter refer to such documents, as amended and shall expressly include, without limitation, this Agreement and all other Amendment Documents.
8. Loan Documents. The Borrower shall deliver this Agreement to the Bank and this Agreement shall be included in the term “the Loan Documents” in the Loan Agreement. The Loan Documents, and the collateral granted to the Bank therein, shall secure the Loan (as defined in the Loan Agreement) made pursuant to the Loan Agreement, as amended, and the payment and performance of the Primary Line of Credit, as amended.
9. Continuing Effect. The provisions of the Loan Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.
10. General.
(a) The Borrower shall execute and deliver such additional documents and do such other acts as the Bank may reasonably require to implement the intent of this Agreement fully.

(b) The Borrower shall pay all costs and expenses, including, but not limited to, reasonable attorneys’ fees incurred by the Bank in connection with this Agreement. The Bank, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower, and all such funds advanced shall bear interest at the highest rate provided in the Note, as amended.
(c) This Agreement may be executed in several counterparts by the Borrower and the Bank, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

BANK OF AMERICA, N.A.

/s/ Paula Belanger	By:	/s/ Kenneth R. Sheldon
Witness		Kenneth R. Sheldon, Its Duly
Authorized Senior Vice President

PENNICHUCK CORPORATION

/s/ Pamela J. Gorman	By:	/s/ Thomas C. Leonard
Witness		Thomas C. Leonard, Its Duly
Authorized VP, Treasurer and CFO

EXHIBIT A
CLOSING AGENDA
Amendment to Financings
from
BANK OF AMERICA, N.A. (the “Bank”)
to
PENNICHUCK CORPORATION (the “Borrower”)
June 23, 2011
BORROWER’S DOCUMENTS (Items 1-4 to be Delivered by Borrower and Counsel)
1.	PENNICHUCK CORPORATION — Certificate of Existence

2.	PENNICHUCK CORPORATION — Secretary’s Certificate including Articles, Bylaws, Incumbency Certificate and Board of Directors Resolution (Bring down certificate)

3.	Disbursement Authorization (form provided) and Payment of Bank fees and expenses

4.	Opinion of Counsel (Waived by Bank)
BANK’S DOCUMENTS (To be Prepared by Bank and its Counsel)
5.	Amendment Agreement ($12,000,000 Line of Credit to PC)

6.	RSA 399-B Disclosure Statement ($12,000,000 Line of Credit to PC)